UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 23, 2009

Date of Report (Date of earliest event reported)

ZYMOGENETICS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-33489	91-1144498
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Eastlake Avenue East Seattle, Washington	98102-3702
(Address of principal executive offices)	(Zip Code)

(206) 442-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On April 23, 2009, the Board of Directors of ZymoGenetics, Inc. approved a restructuring of the Company’s operations to focus on assets that it believes have the potential to generate the greatest value for shareholders. The Company will continue to build the market for its approved product, RECOTHROM® Thrombin, topical (Recombinant), while pursuing the discovery, development and commercialization of novel biologic therapeutics. The Company will discontinue ongoing discovery activities in oncology and focus all future research efforts in immunology, its core strength.

In connection with the corporate restructuring, the Company is reducing its workforce by 161 employees or approximately 32%. The reduction comes primarily in the Company’s research, manufacturing and other development related areas but most areas of the Company are affected. The Company is offering severance benefits to the terminated employees, including extension of the period for exercising vested stock options through May 2010. The Company anticipates recording a charge of approximately $8.5 million, primarily associated with personnel-related termination costs, which will be recognized in the second quarter of 2009. Substantially all of the charge is expected to represent cash expenditures. The Company expects to substantially complete its restructuring plan by the end of June. The above estimated costs and charges may vary materially based on various factors, including those discussed below in “ZymoGenetics Forward-Looking Statements.”

On April 29, 2009, the Company provided Worker Adjustment and Retraining Notification Act (WARN) notices to the affected employees to inform them that their employment is expected to end by June 30, 2009.

A copy of the press release issued on April 29, 2009 with respect to the restructuring is attached as Exhibit 99.1 to this Current Report on Form 8-K and the information set forth therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	ZymoGenetics Press Release dated April 29, 2009

ZymoGenetics Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current intent and expectations of the management of ZymoGenetics. These statements are not guarantees of future performance or actions and involve risks and uncertainties that are difficult to predict. ZymoGenetics’ actual performance and the timing and outcome of actions and events may differ materially from those expressed in or implied by the forward-looking statements because of risks and uncertainties associated with, among other things, the timing of actions relating to the restructuring and related events, the success of our restructuring, our assumptions and projections relating to the restructuring, our unproven clinical development and results, efforts in and results of collaborations, regulatory oversight and approvals, product sales and marketing abilities, intellectual property claims and litigation and other risks detailed in ZymoGenetics’ public filings with the Securities and Exchange Commission, including ZymoGenetics’ Annual Report on Form 10-K for the year ended December 31, 2008. Except as required by law, ZymoGenetics undertakes no obligation to update any forward-looking or other statements in this report, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYMOGENETICS, INC.

	By:	/s/ James A. Johnson
Date: April 29, 2009		James A. Johnson
Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

99.1	ZymoGenetics Press Release dated April 29, 2009